Exhibit 99.1

WHITNEY HOLDING CORPORATION
228 ST. CHARLES AVENUE
NEW ORLEANS, LA  70130
www.whitneybank.com

NEWS RELEASE

CONTACT:	Thomas L. Callicutt, Jr.	FOR IMMEDIATE RELEASE
	Trisha Voltz Carlson	April 22, 2008
504/299-5208
tcarlson@whitneybank.com

WHITNEY REPORTS FIRST QUARTER 2008 EARNINGS

New Orleans, Louisiana.  Whitney Holding Corporation (NASDAQ—WTNY) earned $29.9 million in the quarter ended March 31, 2008, compared with net income of $30.2 million for the fourth quarter of 2007 and $37.0 million for 2007’s first quarter.  Earnings were $.45 per diluted share in both 2008’s first quarter and the fourth quarter of 2007 compared to $.55 for the first quarter of 2007.
“Results for the first quarter of 2008 were as expected in light of the difficult operating environment,” said John C. Hope, III, Chairman and CEO.  “We benefited from several gains during the quarter while continuing to manage through current credit issues.  Increased levels of criticized and nonperforming assets resulted in a higher provision and net charge-off ratio.  While the economic environment also impacted our net interest margin, our proactive and aggressive management, combined with a strong balance sheet, helped us maintain a solid margin.  A continued focus on cost control initiatives resulted in a decline in many expenses.  And we continued to repurchase our shares in the first quarter, increased our quarterly dividend and remain a highly capitalized company.”
The Company’s financial information includes the results from acquired operations since the acquisition dates.  Whitney completed its acquisition of Signature Financial Holdings, Inc. (“Signature”), the parent of Signature Bank, headquartered in St. Petersburg, Florida, on March 2, 2007.

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HIGHLIGHTS OF FIRST QUARTER FINANCIAL RESULTS

Loans and Earning Assets
Total loans at the end of the first quarter of 2008 were up 6%, or $470 million, from March 31, 2007, and 2%, or $138 million, compared to year-end 2007.  Loans comprised 77% of average earning assets in first quarter of 2008 and in both the fourth and first quarters of 2007.  The overall mix of earning assets was little changed in each of these periods.
Loan demand and customer development activity in Texas and Whitney’s Louisiana markets outside the metropolitan New Orleans area were the major contributors to the organic loan growth over the year, with smaller contributions from the Alabama and Mississippi markets.  Compared to March 31, 2007, loans serviced by Whitney Bankers in Houston grew by 29% year over year, and those serviced in Louisiana markets outside New Orleans grew 16%.  At March 31, 2008, the percentage of loans serviced from the Company’s geographic markets was as follows:  metropolitan New Orleans, 37%; other Louisiana markets, 18%; Texas, 16%; Alabama and Mississippi, 11%; the Tampa Bay metropolitan area, 11%; and the Florida panhandle, 7%.  Market conditions continue to restrain loan demand in Florida and contributed to a 4% decrease since the first quarter of 2007 in loans serviced from our market areas in this state.

Deposits and Funding
Total deposits at March 31, 2008 were 3% below the totals at both the end of 2007’s first quarter and December 31, 2007.  Average deposits in the first quarter of 2008 were down less than 1% compared to the fourth quarter of 2007, but increased 2% from the first quarter of 2007.  The decrease in deposits from year-end 2007 was mainly from higher-cost time deposits, including deposits held in certain treasury-management products used mainly by commercial customers, and public funds deposits.
Noninterest-bearing deposits comprised 32% of average total deposits in the first quarter of 2008.  These demand deposits funded approximately 27% of average earning assets for the period and the percentage of funding from all noninterest-bearing sources totaled 32% in the first quarter of 2008.  Higher-cost interest-bearing funds, which include time deposits and borrowings, funded 35% of average earning assets in 2008’s first quarter, the same as in the fourth quarter of 2007 and up from 32% in the year-earlier period.

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Net Interest Income
Whitney’s net interest income (TE) for the first quarter of 2008 decreased $1.6 million, or 1%, compared to the first quarter of 2007.  The additional day in the current period would have added as much as $1 million, other factors held constant.  Average earning assets were up 7%, or $676 million, between these periods.  The net interest margin (TE) was 4.64% for the first quarter of 2008, down 44 basis points from the year-earlier period.  The overall yield on earning assets decreased 82 basis points from the first quarter of 2007, mainly reflecting the steep reduction in benchmark rates for the large variable-rate segment of Whitney’s loan portfolio toward the end of 2007 and continuing into 2008.  The rates on approximately 29%, or $2.3 billion, of the loan portfolio at March 31, 2008 were tied to changes in Libor benchmarks, with another 25%, or $1.9 billion, tied to prime.  The cost of funds decreased 38 basis points between the first quarters of 2007 and 2008 as the impact of a shift toward higher-cost funding sources between these periods was offset by reductions in offered rates as market rates fell.
Net interest income (TE) for the first quarter of 2008 was down $3.0 million, or 2.5%, compared to the fourth quarter of 2007, with approximately $1 million of this decrease related to the number of days in each period.  Average earning assets increased 1% between these periods, while the net interest margin declined by 11 basis points.  Earning assets yielded 56 basis points less in the first quarter of 2008, while the cost of funds decreased 45 basis points.  The funding mix was little changed between these periods.
Overall, Whitney continues to be moderately asset sensitive over the near term.  As the general economic outlook has weakened, management has anticipated downward pressure on market interest rates and is continuing to aggressively manage its deposit and loan rates to mitigate the impact of the rate environment on its net interest income.

Provision for Credit Losses and Credit Quality
Whitney made a $14.0 million provision for credit losses in the first quarter of 2008, compared to $10.0 million in 2007’s final quarter and a $2.0 million negative provision in the first quarter of 2007.  Net loan charge-offs in 2008’s first quarter were $10.2 million or .53% of average loans on an annualized basis, compared to $3.9 million in the fourth quarter of 2007 and minimal net charge-offs in prior year’s first quarter.  The allowance for loan losses increased to 1.19% of total loans at March 31, 2008, up from 1.06% a year earlier.

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The total of loans criticized through the Company’s credit risk-rating process was $392 million at March 31, 2008, which represents 5% of total loans.  Almost 70% of the $87 million increase during the quarter was related to four credits identified as warranting special attention, which is the least severe of the criticized categories.  Each of these loans came from a different industry and geographic market.  Loans for residential development, investment and other residential purposes comprised approximately 40% of the criticized loan total at March 31, 2008, mainly concentrated in Florida.  Nonresidential real estate loans accounted for approximately 30% of the criticized total, with the underlying collateral fairly evenly divided between income-producing properties and owner-occupied properties.  Loans to traditional commercial and industrial relationships comprised approximately 25% of the criticized total, with no significant concentrations related to industries or markets.
Included in the total of criticized loans at March 31, 2008 is $139 million of nonperforming loans, up a net $19 million from December 31, 2007.  Over 75% of the loans added to the nonperforming total during the first quarter of 2008 had been included in the Company’s criticized total in earlier periods, including one $10 million credit for an Alabama commercial real estate project.  Total foreclosed assets and surplus property increased to $12.0 million at March 31, 2008, up from $4.6 million at December 31, 2007, mainly related to residential development properties.

Noninterest Income
Noninterest income increased $4.4 million from the first quarter of 2007.  Whitney recognized a $2.3 million gain in the first quarter of 2008 from the mandatory redemption of a portion of its Visa shares in connection with Visa’s restructuring and initial public offering.  Deposit service charge income in the first quarter of 2008 was up 14%, or $1.0 million, aided by both improved pricing and reduced earnings credits allowed on certain commercial deposit accounts.  Bank card fees, both credit and debit cards, increased a combined 10%, or $.4 million, compared to the first quarter of 2007 on higher transaction volume, and  trust service fees grew 10%, or $.3 million.  Fee income from Whitney’s secondary mortgage market operations was down moderately from the year-earlier period reflecting the ongoing relatively broad weakness in the overall housing market.  Excluding the Visa share redemption gain, the categories comprising other noninterest income increased a combined $.5 million compared to the first quarter of 2007, with positive contributions from most all recurring revenue sources.  Net gains on sales of and other

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revenue from foreclosed assets totaled $2.7 million in the first quarter of 2008, a decrease of $.3 million from the total recognized in the first quarter of 2007.
Noninterest income for the first quarter of 2008 was also up $4.4 million compared to 2007’s fourth quarter, including the Visa gain and an additional $2.1 million in gains and other revenue from foreclosed assets.  Income from recurring revenue sources was down slightly between these periods, mainly reflecting some expected seasonal fluctuations.

Noninterest Expense
Noninterest expense in the first quarter of 2008 decreased 3%, or $2.5 million, from 2007’s first quarter.  Whitney’s personnel expense increased less than 1% between the periods, with employee compensation down 1%, or $.4 million, and the cost of employee benefits up 8%, or $.7 million.  Compensation added for Signature’s staff and normal salary adjustments was offset by a decrease in compensation associated with management incentive programs and the impact of a 2% reduction in the average full-time equivalent staff level between these periods, excluding the acquired staff.  The increase in the cost of employee benefits resulted mainly from expected increases for retirement benefits and health benefits.
Net occupancy expense increased 6%, or $.5 million, compared to the first quarter of 2007   mainly related to the facilities acquired with Signature, de novo branch expansion and the completion of capital projects on storm-damaged facilities.  Equipment and data processing expense increased 6%, or $.4 million, driven in part by the cost of new customer-oriented applications associated with strategic initiatives.  Legal and other professional fees decreased $.7 million from the first quarter of 2007 which included the cost of work to integrate Signature into Whitney’s systems.  In connection with Visa’s IPO in the first quarter of 2008, the Company reversed a $1.0 million liability it had recorded in the fourth quarter of 2007 for its obligation to share in certain of Visa’s litigation losses.
Normalized for the impact of the reversal of the Visa litigation liability, noninterest expense for 2008’s first quarter was essentially unchanged compared to the fourth quarter of 2007.  As a part of a strategic initiative to reduce the efficiency ratio, management is continuing to develop action plans to drive down expenses where possible and realign corporate investments.

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Capital
Whitney’s tangible common equity ratio increased to 8.32% at the end of 2008’s first quarter from 8.22% at March 31, 2007.  The Company’s leverage ratio was 8.45% at March 31, 2008 compared to 9.02% a year earlier.
During the first quarter of 2008, Whitney repurchased 1,630,765 shares of its common stock at an average cost of $25.11 per share.  To date the company has repurchased 3,525,856 shares at an average price of $25.65 under the program announced in November 2007.  A total of 4 million shares can be repurchased under this program which extends through December 2008.  The Company also announced a 7% increase in its quarterly dividend to $.31 per common share for the first quarter of 2008.

Conference Call and Additional Financial Information

Management will host a conference call today at 3:30 p.m. CT to review first quarter 2008 results.  Analysts and investors may dial in and participate in the question/answer session.  A live listen-only webcast of the call will be available under the Investor Relations section of our website at http://www.whitneybank.com.  To participate in the Q&A portion of the call, dial (877) 397-0291 or (719) 325-4871.  An audio archive of the conference call will be available under the Investor Relations section of our website.  A replay of the call will also be available through April 27, 2008 by dialing (888) 203-1112 or (719) 457-0820, passcode 1484942.

This earnings release, including additional financial tables related to first quarter 2008 results, is posted in the Investor Relations section of the Company's web site at http://investor.whitneybank.com/releases.cfm?ReleasesType=Earnings&Year=2008.

Whitney Holding Corporation, through its banking subsidiary Whitney National Bank, serves the five-state Gulf Coast region stretching from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; to central and south Alabama; the panhandle of Florida; and the Tampa Bay metropolitan area of Florida.  (WTNY-E)

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Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.  The forward-looking statements made in this release include, but may not be limited to, comments on the Company’s interest rate sensitivity and it plans to reduce expenses as part of strategic initiatives.
Whitney’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited.  Although Whitney believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results to differ from those expressed in the Company’s forward-looking statements include, but are not limited to, those outlined in Whitney’s filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).
You are cautioned not to place undue reliance on these forward-looking statements.  Whitney does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
QUARTERLY TRENDS
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
(dollars in thousands, except per share data)	2008	2007	2007	2007	2007

INCOME DATA
Net interest income	$113,545	$116,336	$116,718	$116,896	$114,841
Net interest income (tax-equivalent)	114,815	117,782	118,245	118,444	116,397
Provision for credit losses	14,000	10,000	9,000	-	(2,000)
Noninterest income	28,476	24,080	54,455	24,097	24,049
Net securities losses in noninterest income	-	-	(1)	-	-
Noninterest expense	83,929	85,774	88,229	88,661	86,444
Net income	29,855	30,244	48,766	35,052	36,992

QUARTER-END BALANCE SHEET DATA
Loans	$7,723,508	$7,585,701	$7,452,905	$7,368,404	$7,253,581
Investment securities	2,131,446	1,985,237	1,875,096	1,910,271	1,849,425
Earning assets	9,882,369	10,122,071	9,738,123	9,697,723	9,674,585
Total assets	10,781,912	11,027,264	10,604,834	10,608,267	10,589,660
Noninterest-bearing deposits	2,724,396	2,740,019	2,639,020	2,736,966	2,757,885
Total deposits	8,295,298	8,583,789	8,387,235	8,512,778	8,524,235
Shareholders' equity	1,214,425	1,228,736	1,253,809	1,208,940	1,198,137

AVERAGE BALANCE SHEET DATA
Loans	$7,685,478	$7,542,040	$7,362,491	$7,352,171	$7,118,002
Investment securities	2,116,433	1,979,044	1,916,927	1,848,965	1,828,618
Earning assets	9,944,709	9,857,897	9,746,184	9,665,684	9,268,902
Total assets	10,796,496	10,716,391	10,633,674	10,558,237	10,133,651
Noninterest-bearing deposits	2,647,995	2,679,261	2,686,189	2,743,566	2,725,139
Total deposits	8,377,141	8,406,547	8,480,098	8,479,666	8,221,857
Shareholders' equity	1,229,921	1,257,220	1,224,940	1,211,032	1,145,101

PER SHARE DATA
Earnings per share
Basic	$.46	$.45	$.72	$.52	$.56
Diluted	.45	.45	.71	.51	.55
Cash dividends per share	$.31	$.29	$.29	$.29	$.29
Book value per share, end of period	$18.90	$18.67	$18.53	$17.88	$17.76
Trading data
High sales price	$27.49	$28.35	$30.32	$31.92	$33.26
Low sales price	21.12	22.46	23.02	29.69	29.07
End-of-period closing price	24.79	26.15	26.38	30.10	30.58
Trading volume	45,483,491	30,514,264	28,674,777	13,035,329	16,256,098

RATIOS
Return on average assets	1.11%	1.12%	1.82%	1.33%	1.48%
Return on average shareholders' equity	9.76	9.54	15.79	11.61	13.10
Net interest margin	4.64	4.75	4.82	4.91	5.08
Dividend payout ratio	67.23	64.16	40.70	56.23	53.16
Average loans as a percentage of average deposits	91.74	89.72	86.82	86.70	86.57
Efficiency ratio	58.57	60.46	51.09	62.20	61.55
Allowance for loan losses as a percentage of
loans, end of period	1.19	1.16	1.10	1.02	1.06
Annualized net charge-offs (recoveries) as a
percentage of average loans	.53	.21	.13	.13	(.01)
Nonperforming assets as a percentage of loans
plus foreclosed assets and surplus
property, end of period	1.96	1.64	1.22	.81	.76
Average shareholders' equity as a percentage
of average total assets	11.39	11.73	11.52	11.47	11.30
Tangible common equity as a percentage of
tangible assets, end of period	8.32	8.24	8.81	8.34	8.22
Leverage ratio, end of period	8.45	8.79	9.19	8.90	9.02

Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income (excluding securities gains and losses).

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
DAILY AVERAGE CONSOLIDATED BALANCE SHEETS
	First	First
	Quarter	Quarter
(dollars in thousands)	2008	2007
ASSETS
EARNING ASSETS
Loans	$7,685,478	$7,118,002
Investment securities
Securities available for sale	1,831,092	1,555,679
Securities held to maturity	285,341	272,939
Total investment securities	2,116,433	1,828,618
Federal funds sold and short-term investments	127,434	302,810
Loans held for sale	15,364	19,472
Total earning assets	9,944,709	9,268,902
NONEARNING ASSETS
Goodwill and other intangible assets	347,324	329,408
Accrued interest receivable	46,915	47,379
Other assets	546,809	566,599
Allowance for loan losses	(89,261)	(78,637)

Total assets	$10,796,496	$10,133,651

LIABILITIES
INTEREST-BEARING LIABILITIES
Interest-bearing deposits
NOW account deposits	$1,112,665	$1,054,403
Money market investment deposits	1,255,306	1,197,889
Savings deposits	904,566	939,171
Other time deposits	791,565	771,233
Time deposits $100,000 and over	1,665,044	1,534,022
Total interest-bearing deposits	5,729,146	5,496,718

Short-term borrowings	883,001	603,541
Long-term debt	164,915	38,060
Total interest-bearing liabilities	6,777,062	6,138,319
NONINTEREST-BEARING LIABILITIES
Noninterest-bearing deposits	2,647,995	2,725,139
Accrued interest payable	26,456	19,783
Other liabilities	115,062	105,309
Total liabilities	9,566,575	8,988,550
SHAREHOLDERS' EQUITY	1,229,921	1,145,101

Total liabilities and shareholders' equity	$10,796,496	$10,133,651

EARNING ASSETS LESS
INTEREST-BEARING LIABILITIES	$3,167,647	$3,130,583

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	March 31	December 31	March 31
(dollars in thousands)	2008	2007	2007
ASSETS
Cash and due from financial institutions	$289,323	$290,199	$263,367
Federal funds sold and short-term investments	12,354	534,558	554,166
Loans held for sale	15,061	16,575	17,413
Investment securities
Securities available for sale	1,846,978	1,698,795	1,576,494
Securities held to maturity	284,468	286,442	272,931
Total investment securities	2,131,446	1,985,237	1,849,425
Loans	7,723,508	7,585,701	7,253,581
Allowance for loan losses	(91,708)	(87,909)	(76,912)
Net loans	7,631,800	7,497,792	7,176,669
Bank premises and equipment	189,289	190,095	185,838
Goodwill	331,295	331,295	332,418
Other intangible assets	15,020	17,103	25,081
Accrued interest receivable	41,403	44,860	46,604
Other assets	124,921	119,550	138,679
Total assets	$10,781,912	$11,027,264	$10,589,660

LIABILITIES
Noninterest-bearing demand deposits	$2,724,396	$2,740,019	$2,757,885
Interest-bearing deposits	5,570,902	5,843,770	5,766,350
Total deposits	8,295,298	8,583,789	8,524,235

Short-term borrowings	972,987	910,019	573,559
Long-term debt	159,133	165,455	168,955
Accrued interest payable	23,650	27,079	18,374
Other liabilities	116,419	112,186	106,400
Total liabilities	9,567,487	9,798,528	9,391,523
SHAREHOLDERS' EQUITY
Common stock, no par value	2,800	2,800	2,800
Capital surplus	411,669	408,266	395,872
Retained earnings	895,574	885,792	830,693
Accumulated other comprehensive income	(7,175)	(18,803)	(27,473)
Treasury stock at cost	(88,443)	(49,319)	(3,755)
Total shareholders' equity	1,214,425	1,228,736	1,198,137
Total liabilities and shareholders' equity	$10,781,912	$11,027,264	$10,589,660

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
	First	First
	Quarter	Quarter
(dollars in thousands, except per share data)	2008	2007
INTEREST INCOME
Interest and fees on loans	$126,151	$134,259
Interest and dividends on investments	24,334	20,646
Interest on federal funds sold and
short-term investments	1,271	3,946
Total interest income	151,756	158,851
INTEREST EXPENSE
Interest on deposits	30,409	37,261
Interest on short-term borrowings	5,324	6,178
Interest on long-term debt	2,478	571
Total interest expense	38,211	44,010
NET INTEREST INCOME	113,545	114,841
PROVISION FOR CREDIT LOSSES	14,000	(2,000)
NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	99,545	116,841
NONINTEREST INCOME
Service charges on deposit accounts	8,109	7,090
Bank card fees	4,083	3,700
Trust service fees	3,409	3,107
Secondary mortgage market operations	1,109	1,184
Other noninterest income	11,766	8,968
Securities transactions	-	-
Total noninterest income	28,476	24,049
NONINTEREST EXPENSE
Employee compensation	38,321	38,731
Employee benefits	9,049	8,398
Total personnel	47,370	47,129
Net occupancy	8,630	8,147
Equipment and data processing	6,218	5,862
Telecommunication and postage	2,798	3,120
Corporate value and franchise taxes	2,349	2,380
Legal and other professional services	2,250	2,926
Amortization of intangibles	2,083	2,901
Other noninterest expense	12,231	13,979
Total noninterest expense	83,929	86,444
INCOME BEFORE INCOME TAXES	44,092	54,446
INCOME TAX EXPENSE	14,237	17,454

NET INCOME	$29,855	$36,992

EARNINGS PER SHARE
Basic	$.46	$.56
Diluted	.45	.55

WEIGHTED-AVERAGE
SHARES OUTSTANDING
Basic	64,960,915	66,090,617
Diluted	65,841,398	67,156,190

CASH DIVIDENDS PER SHARE	$.31	$.29

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
SUMMARY OF INTEREST RATES (TAX-EQUIVALENT)*
	First	Fourth	First
	Quarter	Quarter	Quarter
	2008	2007	2007
EARNING ASSETS

Loans**	6.59%	7.32%	7.64%
Investment securities	4.83	4.90	4.79
Federal funds sold and short-term investments	4.01	4.57	5.28
Total interest-earning assets	6.18%	6.74%	7.00%

INTEREST-BEARING LIABILITIES

Interest-bearing deposits
NOW account deposits	.86%	1.13%	1.14%
Money market investment deposits	1.60	2.69	2.90
Savings deposits	.62	.92	.96
Other time deposits	3.76	3.95	3.56
Time deposits $100,000 and over	3.44	4.27	4.42
Total interest-bearing deposits	2.13%	2.80%	2.75%

Short-term borrowings	2.43	3.48	4.15
Long-term debt	6.01	6.08	6.00
Total interest-bearing liabilities	2.27%	2.96%	2.91%

NET INTEREST SPREAD (tax-equivalent)
Yield on earning assets less cost of interest-
bearing liabilities	3.91%	3.78%	4.09%

NET INTEREST MARGIN (tax-equivalent)
Net interest income (tax-equivalent) as a
percentage of average earning assets	4.64%	4.75%	5.08%

COST OF FUNDS
Interest expense as a percentage of average interest-
bearing liabilities plus interest-free funds	1.54%	1.99%	1.92%
* Based on a 35% tax rate.
**	Net of unearned income, before deducting the allowance for loan losses and including loans held for sale and loans accounted for on a nonaccrual basis.

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
LOAN QUALITY
	First	First
	Quarter	Quarter
(dollars in thousands)	2008	2007
ALLOWANCE FOR LOAN LOSSES
Allowance at beginning of period	$87,909	$75,927
Allowance of acquired banks	-	2,791
Provision for credit losses	14,000	(2,000)
Loans charged off	(11,042)	(2,688)
Recoveries on loans previously charged off	841	2,882
Net loans charged off	(10,201)	194
Allowance at end of period	$91,708	$76,912

Allowance for loan losses as a percentage of
loans, at end of period	1.19%	1.06%

Annualized net charge-offs as a percentage
of average loans	.53	(.01)

Annualized gross charge-offs as a percentage of
average loans	.57	.15

Recoveries as a percentage of gross charge-offs	7.62	107.22

RESERVE FOR LOSSES ON
UNFUNDED CREDIT COMMITMENTS
Reserve at beginning of period	$1,300	$1,900
Provision for credit losses	-	-
Reserve at end of period	$1,300	$1,900

	March 31	December 31	March 31
(dollars in thousands)	2008	2007	2007
NONPERFORMING ASSETS
Loans accounted for on a nonaccrual basis	$139,371	$120,096	$53,250
Restructured loans	-	-	-
Total nonperforming loans	139,371	120,096	53,250
Foreclosed assets and surplus property	11,980	4,624	1,737
Total nonperforming assets	$151,351	$124,720	$54,987
Loans 90 days past due still accruing	$3,059	$8,711	$7,299

Nonperforming assets as a percentage of loans plus
foreclosed assets and surplus property, at end of period	1.96%	1.64%	.76%

Allowance for loan losses as a percentage of
nonaccruing loans, at end of period	66	73	144

Allowance for loan losses as a percentage of
nonperforming loans, at end of period	66	73	144

Loans 90 days past due still accruing as a
percentage of loans, at end of period	.04	.11	.10

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